UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report
Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2013

UROPLASTY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-32632	41-1719250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 426-6140
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2013, the Board of Director of Uroplasty, Inc. determined that Nancy A. Kolb, Vice President of Global Marketing, was no longer an executive officer of Uroplasty due to her new reporting relationship within Uroplasty and no longer performing policy making functions.  Further, Ms. Kolb’s employment with Uroplasty ended on March 31, 2014, and in connection therewith Uroplasty and Ms. Kolb entered into a separation agreement and release of claims.  The separation agreement provides for the following, among other things:

•	cash severance payments by Uroplasty to Ms. Kolb in an aggregate amount equal to $140,000, which is equal to eight months of her annual base salary, paid in accordance with Uroplasty’s prevailing payroll practices, in the form of salary continuation over eight months;

•	payment of the bonus that would accrue for Uroplasty’s fiscal year ended March 31, 2014;

•	additional cash payment in the amount of $16,984 reflecting the value of 5,131 shares of restricted stock held by Ms. Kolb and scheduled to vest in June 2014; and

•	if timely elected, payment of COBRA continuation coverage premiums for eight months.

The foregoing description of the separation agreement and release of claims with Ms. Kolb is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as Exhibit 10.1 to this report and are incorporated herein by reference.

On October 1, 2013, Larry Heinemann, former Vice President of Corporate Development of Uroplasty, Inc., assumed the position of Regional Sales Director, a non-executive officer position of Uroplasty.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims dated as of April 28, 2014 between Uroplasty, Inc. and Nancy A. Kolb (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

	By:	/s/ Brett Reynolds
Brett Reynolds
Senior Vice President, Chief Financial Officer and Secretary
Dated: May 21, 2014

UROPLASTY, INC.

FORM 8-K
Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Separation Agreement and Release of Claims dated as of April 28, 2014 between Uroplasty, Inc. and Nancy A. Kolb	Filed herewith